FIRST AMENDMENT TO THE
CDW LLC NONQUALIFIED DEFERRED COMPENSATION PLAN
WHEREAS, CDW LLC, an Illinois limited liability company (the “Company”) has adopted and maintains the CDW LLC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of a select group of management or highly compensated employees; and
WHEREAS, the Administrative Committee of the Company has determined that it is in the best interests of the Company to approve an amendment of the Deferred Compensation Plan to provide that if an employee is classified or designated as eligible to participate in the Deferred Compensation Plan after the first day of a Plan Year, as defined in the Deferred Compensation Plan, or later than November 15th of the year preceding such Plan Year, such eligibility shall commence effective as of the first day of the following Plan Year.
NOW, THEREFORE, BE IT RESOLVED, that, effective as of April 21, 2023, Section 4.01(b)(ii) of the Adoption Agreement under the Deferred Compensation Plan be, and it hereby is, amended to read as follows:
(ii) Newly Eligible Participants
An employee who is classified or designated as an Eligible Employee after the first day of a Plan Year or later than November 15th of the year preceding such Plan Year:
☐ May
☒ May Not
elect to defer Base Salary or Bonus earned during such Plan Year, but instead may elect to defer Base             Salary and/or Bonus earned during a Plan Year only if such employee is so classified or designated by November 15th of the year prior to the beginning of such Plan Year.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 21st day of April, 2023.
                CDW LLC
                By: /s/ Shane Meredith
                Title: VP, Total Rewards

Signature Page to First Amendment to Deferred Compensation Plan
2